Exhibit 99.1

Celsion Corporation Announces $9.83 Million Registered Direct Offering

LAWRENCEVILLE, N.J. – May 31, 2013 – Celsion Corporation (NASDAQ:CLSN) (the “Company”) today announced that it has received commitments from institutional investors to purchase an aggregate of approximately $9.83 million of the Company’s common stock in an at-the-market registered direct offering led by a dedicated health care fund.

The Company entered into definitive purchase agreements with these investors pursuant to which the Company agreed to sell an aggregate of 6,264,492 shares of its common stock at a per share price of $1.57. The shares were priced at-the-market with no discount to the previous day’s closing bid price. In addition, there were no warrants issued as part of this financing transaction. The closing of the offering is expected to take place on or about June 4, 2013, subject to the satisfaction of customary closing conditions.

The estimated net proceeds to the Company from the offering are expected to be approximately $9.1 million. With the net proceeds from this offering, the Company projects to have an unaudited cash and investment balance of approximately $50 million. The Company intends to use the net proceeds from this offering for general corporate purposes.

H.C. Wainwright & Co., LLC acted as exclusive placement agent in connection with the offering.

A shelf registration statement (File No. 333-183286) relating to the shares issued in the offering has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed by the Company with the SEC. Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov, from request at H.C. Wainwright & Co., LLC by e-mailing placements@hcwco.com, or from Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648, Attention: Investor Relations.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in this offering. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Additional Information:

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the amount and use of proceeds the Company expects to receive from the offering and the closing of the offering. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "should," "expect," “project,” "anticipate," "estimate," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Investor Contact

Jeffrey W. Church

Senior Vice President – Corporate

Strategy and Investor Relations

609-482-2455

jchurch@celsion.com